Exhibit 10.22

AGREEMENT

This Agreement (“Agreement”) is made as of the 22nd day of January, 2008, between Lyondell Chemical Company, a Delaware corporation (“Lyondell”), and _Morris Gelb__ (the “Executive”), each a “Party” and collectively the “Parties.”

WHEREAS, an Agreement and Plan of Merger dated July 16, 2007, was entered into by and among Lyondell, Basell AF (“Basell”), a Luxembourg company owned by Access Industries, Inc. (“Access”), and BIL Acquisition Holdings Limited (“BIL”), whereby BIL will merge with and into Lyondell and Lyondell will survive as a wholly-owned subsidiary of Basell upon the closing of the merger (the “Closing Date”); and

WHEREAS, Lyondell sponsors and maintains the Lyondell Chemical Company Executive Severance Pay Plan (the “ESPP”) under which severance benefit payments are made to certain executives upon employment termination within a specified period of time following a change in control; and

WHEREAS, the Executive’s position with Lyondell prior to the Closing Date was in the capacity of ___EVP & COO___________; and

WHEREAS, the Executive has been offered continued employment with Lyondell following the Closing Date in the capacity of _EVP, Office of the CEO, which is anticipated to continue for up to ___2 years_____ following the Closing Date.

NOW THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Parties agree as follows:

1. Acknowledgment of Rights.  Lyondell acknowledges that, as a result of the change in the Executive’s position from _EVP & COO________ to the position of EVP, Office of the CEO following the Closing Date, the Executive would have grounds for a Constructive Termination for Good Reason under the terms of the ESPP and would thereby be eligible for the severance benefits provided to Level __1_ Participants under the terms of Section 4 of the ESPP in the event of a termination of employment within ninety days following the Closing Date.

2. Separation Benefits.   In order to induce the Executive to continue to serve Lyondell following the Closing Date in the position of _EVP, Office of the CEO, Lyondell agrees that in the event of the Executive’s termination of employment for any reason, without limitation, during the _2 year_____ period beginning on the Closing Date, Lyondell will provide the Executive the severance benefits set forth in Section 4(a)(i), the second paragraph of Section 4(c), 4(d), 4(e) and 4(f) of the ESPP (the “Severance Benefits”).  The Executive hereby waives any right to eligibility for participation in the ESPP, and agrees that the terms of this Agreement, including any provisions of the ESPP incorporated herein by reference, will be controlling.

3. Employment Period.  While it is anticipated that the Executive will remain employed with Lyondell for the _2 year___ period beginning on the Closing Date, the Parties acknowledge that the Executive is not obligated to remain employed with Lyondell and Lyondell  is not obligated to continue the Executive’s employment for any specified period.

4. Time of Payment.  Any cash payment under this Agreement shall be paid to the Executive within thirty (30) days of the Executive’s employment termination.

5. No Duty to Mitigate.  Severance Benefit entitlement shall not be governed by any duty to mitigate the Executive’s damages by seeking further employment nor offset by any compensation which the Executive may receive from future employment.

6. Company Benefit Agreements.  The specific arrangements referred to in this Agreement are not intended (i) to exclude or limit the Executive’s participation in other benefit agreements or programs in which the Executive currently participates or may participate including, without limit, retiree benefits, or benefits which are available to executive personnel generally in the same class or category as the Executive or (ii) to preclude or limit other compensation or benefits as may be authorized by Lyondell from time to time.

7. Payment Obligations Absolute.  The obligation to pay or provide, or to cause to be paid or provided, to the Executive the amounts and benefits and to make the arrangements provided in this Agreement shall be absolute and unconditional and shall not be affected by any circumstances (including, without limit, any claim, counterclaim, recoupment, defense or other right, which Lyondell may have against the Executive or anyone else).  All amounts payable by or on behalf of Lyondell shall be paid without notice or demand.  Each and every payment made by or on behalf of Lyondell shall be final and Lyondell and its subsidiaries or affiliates, for any reason whatsoever, shall not seek to recover all or any part of that payment from the Executive or from whomever shall be entitled to it.  In no event shall an asserted violation of any Agreement provision constitute a basis to defer or withhold any amount payable to, or on behalf of, the Executive.

8. Cooperation.  Following termination, the Executive will furnish information and render assistance and cooperation as reasonably requested in connection with any litigation or legal proceedings concerning Lyondell or any of its Subsidiaries (other than any legal proceedings arising out of or concerning the Executive’s employment or the Executive’s termination).  Lyondell will pay or reimburse the Executive for reasonable expenses in connection with this cooperation.

9. Release of Liability.  The Executive, as a further eligibility condition for Severance Benefits under Section 2, must execute and deliver to Lyondell a Waiver and Release in the form attached hereto as Exhibit A-1 or A-2, as applicable.  The Executive is advised to discuss the Waiver and Release with his lawyer.

10. Arbitration of Disagreements.  Any dispute, controversy or claim arising out of or relating to Agreement obligations shall be settled by final and binding arbitration according to the American Arbitration Association Employment Dispute Resolution Rules.  The arbitrator shall be selected by mutual agreement of the Parties, if possible.  If the Parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days after one party receives the other party’s notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels submitted by the American Arbitration Association (the “AAA”).  The selection process to be used is set forth in the AAA Employment Dispute Resolution Rules, but if the Parties fail to select an arbitrator from one or more panels, AAA shall not have the power to appoint an arbitrator, but shall continue to submit additional panels until an arbitrator has been selected.  All fees and expenses of the arbitration, including a transcript if requested, will be borne by the Parties equally.

11. Payment to Estate.  The Parties agree that, in the event of the Executive’s termination of employment with Lyondell due to death during the ___2 year______ period beginning on the Closing Date, or in the event of the Executive’s death following termination but prior to the payment of all Severance Benefits due hereunder, the Severance Benefits will be paid to the Executive’s estate.  Section 9 hereof shall not apply if termination occurs due to death or if death occurs following termination and prior to the expiration of the time period for execution of the Waiver and Release.

12. Assignment.  No right, benefit or interest hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off for any claim, debt or obligation, or subject to execution, attachment, levy or similar process; but the Executive may assign any right, benefit or interest if the assignment is permitted under the terms of any Agreement or insurance policy, or annuity contract governing that right, benefit or interest.

13. Construction.  Nothing in this Agreement shall be construed to amend any provision of any agreement or policy of Lyondell or any Subsidiary except as otherwise expressly noted herein.  This Agreement is not, and shall not, be deemed to create any commitment by the Lyondell or any Subsidiary to continue the Executive’s employment.  The captions of this Agreement are not part of the provisions and shall have no force or effect.

14. Successors.  The Executive’s rights under this Agreement are personal to the Executive and shall not be assignable by the Executive other than by will or the laws of descent and distribution without the prior written consent of Lyondell.  This Agreement shall insure to the benefit of and be enforceable by the Executive’s legal representatives.

15. Taxes.  Any payment or delivery required under this Agreement shall be subject to all legal requirements regarding tax withholding, filing, reporting and other obligations.

16. Governing Law.  TO THE EXTENT THIS AGREEMENT IS NOT GOVERNED BY FEDERAL LAW, THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

17. Terms.  Unless otherwise indicated in this Agreement, capitalized terms used herein have the meaning given to them in the ESPP.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[Executive]

By:            /s/ Morris Gelb         1/23/08

Lyondell Chemical Company

By:          /s/ Bard de Jong
Name:    Bart de Jong
Title:      Sr. VP HR

Exhibit A-1

RELEASE AND WAIVER

I, the undersigned employee, and [____________] (“Company”) agree as follows:

In exchange for this Release and Waiver (“Release”), I will receive a severance payment and other payments and benefits under the Agreement entered into between me and Access Industries, Inc. dated ___________ (the “Agreement”). I recognize that I am not entitled to receive these payments or other benefits under any other Company plan, policy, and/or arrangement. These payments and benefits are not otherwise due or owing to me under any existing company plan, policy, or contract.  I further understand that payments under the Agreement  are taxable income to me and that the Company may withhold any amount required by law and/or is authorized to offset any amount which I still owe the Company at my termination date from these payments.

I agree that my employment with the Company has ended or will end and that my termination date is/was _____________________.

In exchange for the consideration listed above, I irrevocably and unconditionally release and discharge the Company, its predecessors, successors, divisions, subsidiaries, affiliates, joint venture partners or co-owners and any employees, agents, officers, and directors of any of the entities listed above and any insurers if applicable (“the Released Parties”) from all the known or unknown claims, liabilities, demands and causes of action (“Claims”) which I presently or at any time may have or claim to have against the Released Parties as a result of my employment with and termination from the Company. I acknowledge that I am releasing Claims that I know about as well as Claims I may not know about, but which have accrued as of the date I signed this release, and I understand the significance of releasing Claims I may have. I agree not to file any claim, complaint, charge, or lawsuit against any Released Party to assert these Claims.

This includes, but is not limited to, Claims under the Workers Adjustment Retraining Notification Act (“WARN”), which requires advanced notice of certain work force reductions; the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order 11246, which prohibit discrimination based on race, sex, color, national origin, or religion, each of the foregoing as amended by the Civil Rights Act of 1991; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the American with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; Section 510 of the Employee Retirement Income Security Act, which prohibits discrimination for exercising rights to benefits under employee benefit plans; claims under the Family & Medical Leave Act; claims under the Texas Commission on Human Rights Act; claims under Sarbanes-Oxley Act of 2002; claims under the Texas Payday Act; claims under the common law (including, but not limited to, claims of termination or discrimination for refusing to commit an illegal act); claims under any Workers Compensation Act; or claims arising under federal, state, or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on the Company’s right to terminate its employees, including, but not limited to contract, tort or emotional distress claims. I acknowledge I am receiving sufficient and additional consideration in exchange for the Release contained herein.

In further consideration of the severance payment and other payments and benefits provided under the Agreement, I agree to indemnify and hold the Company harmless from and against any and all loss, cost, damage, or expense, including, without limitation, attorney fees incurred by the Company arising out of any breach of this Release.  Furthermore, if I breach this Release, I agree to immediately return and/or refund all monies previously paid by the Company hereunder and that the Company will thereafter have no further obligation to me.

I agree to comply with all the continuing provisions of the Confidentiality Agreement executed by me at the beginning of and/or during my term of employment.  Failure to comply with the continuing provisions of the Confidentiality Agreement shall entitle the Company to the remedies contained in the Confidentiality Agreement.

_________                                 __________

Initials                                 Date

I acknowledge that, before signing this Release, I was given 21 days to consider it and the Company advised me to discuss this Release with my lawyer. I also acknowledge that I carefully read and considered this Release, I fully understand and agree that I am entering into this Release voluntarily. I also understand that I have seven days from the date I signed this Release to revoke it and that I will not be eligible for any payment under this agreement until the Release is signed and this seven day revocation period has passed.

This Release sets forth the entire agreement between the Company and me. I acknowledge that I have not relied upon any written or oral representation or statement which is not set forth in this Release. If any provision of this Release is found to be unenforceable, all other provisions of this Release will remain fully enforceable. This release binds my heirs, administrators, representatives, executors, successors, and assigns and will inure to the benefit of the Released Parties, and their successors and assigns.

Name (Last, First, MI) Gelb, Morris	Date
Signature

Exhibit A-2

RELEASE AND WAIVER

I, the undersigned employee, and [_____________] (“Company”) agree as follows:

In exchange for this Release and Waiver (“Release”), I will receive a severance payment and other payments and benefits under the Agreement entered into between me and Access Industries, Inc. dated ___________ (the “Agreement”). I recognize that I am not entitled to receive these payments or other benefits under any other Company plan, policy, and/or arrangement. These payments and benefits are not otherwise due or owing to me under any existing company plan, policy, or contract.  I further understand that payments under the Agreement are taxable income to me and that the Company may withhold any amount required by law and/or is authorized to offset any amount which I still owe the Company at my termination date from these payments.

I agree that my employment with the Company has ended or will end and that my termination date is/was _____________________.

In exchange for the consideration listed above, I irrevocably and unconditionally release and discharge the Company, its predecessors, successors, divisions, subsidiaries, affiliates, joint venture partners or co-owners and any employees, agents, officers, and directors of any of the entities listed above and any insurers if applicable (“the Released Parties”) from all the known or unknown claims, liabilities, demands and causes of action (“Claims”) which I presently or at any time may have or claim to have against the Released Parties as a result of my employment with and termination from the Company. I acknowledge that I am releasing Claims that I know about as well as Claims I may not know about, but which have accrued as of the date I signed this release, and I understand the significance of releasing Claims I may have. I agree not to file any claim, complaint, charge, or lawsuit against any Released Party to assert these Claims.

This includes, but is not limited to, Claims under the Workers Adjustment Retraining Notification Act (“WARN”), which requires advanced notice of certain work force reductions; the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order 11246, which prohibit discrimination based on race, sex, color, national origin, or religion, each of the foregoing as amended by the Civil Rights Act of 1991; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the American with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; Section 510 of the Employee Retirement Income Security Act, which prohibits discrimination for exercising rights to benefits under employee benefit plans; claims under the Family & Medical Leave Act; claims under the Texas Commission on Human Rights Act; claims under Sarbanes-Oxley Act of 2002; claims under the Texas Payday Act; claims under the common law (including, but not limited to, claims of termination or discrimination for refusing to commit an illegal act); claims under any Workers Compensation Act; or claims arising under federal, state, or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on the Company’s right to terminate its employees, including, but not limited to contract, tort or emotional distress claims. I acknowledge I am receiving sufficient and additional consideration in exchange for the Release contained herein.

In further consideration of the severance payment and other payments and benefits provided under the Agreement, I agree to indemnify and hold the Company harmless from and against any and all loss, cost, damage, or expense, including, without limitation, attorney fees incurred by the Company arising out of any breach of this Release.  Furthermore, if I breach this Release, I agree to immediately return and/or refund all monies previously paid by the Company hereunder and that the Company will thereafter have no further obligation to me.

I agree to comply with all the continuing provisions of the Confidentiality Agreement executed by me at the beginning of and/or during my term of employment.  Failure to comply with the continuing provisions of the Confidentiality Agreement shall entitle the Company to the remedies contained in the Confidentiality Agreement.

_________                                 __________

Initials                                 Date

I acknowledge that, before signing this Release, I was given 45 days to consider it and the Company advised me to discuss this Release with my lawyer. I also acknowledge that I carefully read and considered this Release, I fully understand and agree that I am entering into this Release voluntarily. I also understand that I have seven days from the date I signed this Release to revoke it and that I will not be eligible for any payment under this agreement until the Release is signed and this seven day revocation period has passed.

This Release sets forth the entire agreement between the Company and me. I acknowledge that I have not relied upon any written or oral representation or statement which is not set forth in this Release. If any provision of this Release is found to be unenforceable, all other provisions of this Release will remain fully enforceable. This release binds my heirs, administrators, representatives, executors, successors, and assigns and will inure to the benefit of the Released Parties, and their successors and assigns.

Name (Last, First, MI) Gelb, Morris	Date
Signature

DISCLOSURE

Effective ___________________________

Your employment with the Company is terminated.   Severance and other payments and benefits are available under the Agreement in exchange for a waiver of rights and claims under the Age Discrimination in Employment Act (“ADEA”).  The Agreement and the waiver provide the information required by 29 U.S.C. § 626(7)(f)(l)(H) as follows:

1.	You must sign the waiver and return it to the Vice President, Human Resources within 45 calendar days after receiving the waiver to receive payments and benefits under the Agreement.

2.	Once the waiver is signed and returned to the Vice President, Human Resources you have seven (7) calendar days to revoke the waiver agreement.

3.	You must meet all of the following requirements to be eligible for this severance package:

▪	terminated from employment within the two year period following a change in control;

▪	execute, deliver and do not revoke a Release and Waiver within 45 calendar days from the date the Company provides you the form.

4.	The following is a listing of the ages and job titles of employees who are eligible for payments and benefits and those who are ineligible .
a

Job Title	Age*	Eligible for Payments	Ineligible for Payments

*Must be in one year increments.

Employee Name:

Age:

Job Title:

Notification Date:

Location: